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                                                                     EXHIBIT 4.5

                1999 Clean Energy Technologies, Inc. Stock Plan

The Board of Directors of Clean Energy Technologies, Inc. (the "Company"), a corporation organized under the laws of the State of Delaware, hereby adopts this 1999 Clean Energy Technologies, Inc. Stock Plan as of the 5th day of March, 1999.

                                   Recitals
                                   --------

WHEREAS: The growth, development and financial success of the Company (and any parents and/or any subsidiaries of the Company) is and will remain dependent, in significant part, upon the judgment, initiative, efforts and/or services their respective employees, officers, directors, consultants and advisors;

WHEREAS: The Company desires, in order to attract, compensate and motivate selected employees, officers, directors, consultants and/or advisors for the Company (and any parent and/or any subsidiaries of the Company), and to appropriately compensate them for their efforts, to create a stock plan which will enable the Company, in its sole discretion and from time-to-time, to offer to or provide such persons with incentives and/or inducements in the form of capital stock of the Company, or rights in the form of options to acquire capital stock of the Company, thereby affording such persons with an opportunity to share in potential capital appreciation in the capital stock of the Company and/or potential distributions made in connection therewith;

WHEREAS: The Company further desires that the stock plan be structured to permit it, in its sole discretion, to offer and issue options to purchase capital stock which are classified as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended;

WHEREAS: The Company further desires that the stock plan be structured to permit it, in its sole discretion, to offer and issue capital stock or options to acquire capital stock in reliance upon certain exemptions from registration or qualification afforded under certain federal, state, territorial and/or provincial securities laws to be selected by the Company as are or may become applicable including, by way of example and not limitation, Rule 701 promulgated under the Securities Act of 1933, as amended (for compensatory benefit plans); and

WHEREAS: At such time and so long as the Company's equity securities remain registered under Sections 12(b) or 12(g) of the Securities and Exchange Act of 1934, the Company further desires that the stock plan be structured to comply with the Securities and Exchange Act of 1934.

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

Set forth below are definitions of capitalized terms which are generally used throughout the Plan, or references to provisions containing such definitions (Capitalized terms used only in a specific section of the Plan are defined in such section):

1.01 "Applicable Laws" means the requirements relating to the administration of stock plans under:

     A.   United States corporate laws;

     B. applicable Securities Laws (including those of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan),

     C.   the Code; and

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      D.  any stock exchange or quotation system on which the Common Stock is listed or quoted.

1.02 "Approved Corporate Transaction" shall mean any time the Board and/or, to the extent required by law, the stockholders of the Company, approve either:

      A. a merger or consolidation or stock exchange or divisive reorganization (i.e., spin-off, split-off or split-up) and/or other reorganization with respect to the Company and/or its stockholders, or

      B. the sale, transfer, exchange or other disposition by the Company of fifty percent (50%) or more of its assets in a single or series of related transactions, is approved,

      provided, however, the term Approved Corporate Transaction shall not include any transaction wherein the stockholders of the Company immediately before such transaction directly or indirectly own, immediately following such transaction, a majority of the Total Combined Voting Power (as such term is defined in section 1.07A below) of the
                                               -------------
      outstanding Voting Securities (as such term is defined in section 1.07A
                                                                -------------
      below) of the surviving corporation (or other entity) resulting from such transaction pursuant to subsection A, or the acquiring corporation (or
                              ------------
      other entity) pursuant to subsection B.
                                ------------

1.03 "Award" shall collectively and severally refer to any Options or Grant Shares granted or awarded under the Plan.

1.04  "Award Agreement" shall collectively and severally refer to:

      A. in the case of the grant or award of an Option, a Stock Option Certificate in such form as prescribed by the Plan Administrator from time-to-time;

      B. in the case of the grant or award of Grant Shares, a Stock Grant Agreement in such form as prescribed by the Plan Administrator from time-to-time; and

      C. in the case of the grant or award of SARs, a SAR Agreement in such form as prescribed by the Plan Administrator from time-to-time;

          provided, however, the Company may, in its sole discretion,

          (1) revise any such form of Award Agreement to reflect or incorporate such changes as the Company or its legal counsel may determine is appropriate and consistent with the terms of the Plan, and/or

          (2) evidence or confirm the grant of an Award in a written employment or consulting agreement in lieu of the form of any of the foregoing Award Agreements.

1.05 "Blue Sky Laws" shall mean the securities laws of any state or territory of the United States, including any regulations or rules promulgated thereunder, which may apply to a transaction described in this Plan by reason of, among other things, the Recipient's residing in such, state and/or territory at the time of such transaction.

1.06 "Board" shall mean the Board of Directors of the Company, as such body may be reconstituted from time to time.

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1.07  "Change In Control" shall mean the occurrence of any "Control Acquisition"
      or any "Significant Board Change" (as such terms are defined below).

      A. "Control Acquisition" shall mean any time an "Acquiring Person" attains, by reason of and immediately after a transaction or series of related transactions (other than a "Non-Control Transaction"), "Beneficial Ownership" of fifty percent (50%) or more of the "Total Combined Voting Power" of the Company's then outstanding "Voting Securities" (all as defined below); unless the Board determines that it is not in the best interests of the Company for such transaction to be construed as a Control Acquisition; provided, however that at the time of such approval of the Board there are then in office not less than two Continuing Directors (as such term is defined below) and such action or transaction or series of related actions or transactions are approved by a majority of the Continuing Directors then in office.

          (1) "Acquiring Person" shall mean any "Person" (as defined below) with the exception of:

               (i) any Employee Benefit Plan (or a trust forming a part thereof) maintained by the Company, or by any corporation or entity in which the Company holds fifty percent (50%) or more of the Voting Securities (each, a "Controlled Subsidiary");

               (ii)  the Company or any Controlled Subsidiary; or

               (iii) any Person which acquires the threshold percentage of
                     Voting Securities through a Non-Control Transaction.

          (2) "Non-Control Transaction" shall mean any transaction in which the stockholders of the Company immediately before such transaction directly or indirectly own, immediately following such transaction, at least a majority of the Total Combined Voting Power (as defined below) of the outstanding Voting Securities (as defined below) of the surviving corporation (or other entity) resulting from such transaction, in substantially the same proportion as such stockholders' ownership of the Company's Voting Securities immediately before such transaction.

          (3) "Person," "Beneficial Ownership," "Total Combined Voting Power" and "Voting Securities" shall have the meaning described to such terms in Sections 13(d) and 14(d) of the Exchange Act and Rule 13d-3 promulgated thereunder.

          (4)  "Continuing Director" shall mean:

               (i) any member of the Board, while such Person is a member of the Board, who is not an Acquiring Person or an "Affiliate" or "Associate" (as defined below) of an Acquiring Person, or a representative of an Acquiring Person or any such Affiliate or Associate, and was a member of the Board prior to the date of this Plan, or

               (ii) any Person who subsequently becomes a member of the Board, while such Person is a member of the Board, who is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person or a representative of an

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                     Acquiring Person or any such Affiliate or Associate, if
                     such Person's nomination for election or election to the Board is recommended or approved by a majority of the Continuing Directors.

          (5) The terms "Affiliate" and "Associates" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

          (6) Notwithstanding the foregoing, a Control Acquisition shall not be deemed to have occurred solely because any Person acquires Beneficial Ownership of more than the threshold percentage of the outstanding Voting Securities as a result of an acquisition of Voting Securities by the Company (each, a "Redemption") which, by reducing the number of Voting Securities outstanding, increased the percentage of outstanding Voting Securities Beneficially Owned by such Person; provided, however, that if

               (i) a Control Acquisition would occur as a result of a Redemption but for the operation of this sentence, and

               (ii) after such Redemption, such Person becomes the Beneficial
                    Owner of any additional Voting Securities, which increase the percentage of the then outstanding Voting Securities Beneficially Owned by such Person over the percentage owned as a result of the Redemption, then a Control Acquisition shall occur.

     B. "Significant Board Change" shall mean any time, during any period of three (3) consecutive years after the date of this Agreement, wherein the individuals who constituted the Board at the beginning of such period (the "Incumbent Board") cease to constitute a majority of the Board, for any reason other than:

          (1)  the voluntary resignation of one or more Board members;

          (2) the refusal by one or more Board members to stand for election to the Board; and/or

          (3)  the removal of one or more Board members for good cause;

          provided, however,

               (i) that if the nomination or election of any new director of the Company was approved by a vote of at least a majority of the Incumbent Board, such new director shall be deemed a member of the Incumbent Board; and

               (ii) that no individual shall be considered a member of the
                    Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act), or as a result of a solicitation of proxies or consents by or on behalf of an Acquiror, other than a member of the Board (a "Proxy Contest"), or as a result of any agreement intended to avoid or settle any Election Contest or Proxy Contest.

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1.08  "Code" shall mean the United States Internal Revenue Code of 1986, as amended (references herein to sections of the Code are intended to refer to sections of the Code as enacted at the time of the adoption of the Plan by the Board and as subsequently amended, or to any substantially similar successor provisions of the Code resulting from recodification, renumbering or otherwise).

1.09  "Commission" shall mean the United States Securities and Exchange
      Commission.

1.10  "Common Stock" shall mean the Company's common stock, par value $0.0001.

1.11 "Company" shall mean Clean Energy Technologies, Inc., a Delaware corporation and its successors.

1.12 "Consent of Spouse" shall mean that Consent of Spouse in such form as prescribed by the Plan Administrator from time-to-time.

1.13 "Consultant" shall mean any natural person who, in a capacity other than as an Employee or Director, provides bona fide services pursuant to a contract in a consulting or advisory capacity to the Company and/or to any Parent and/or to any Subsidiary other than any services pursuant to a contract within the parameters set forth in section 1.16 relating to
                                                  ------------
      Eligible Persons.

1.14 "Director" shall mean any Person who is voted or appointed as a member of the Board of Directors of the Company and/or of any Parent and/or of any Subsidiary, whether such Person is so engaged at the time the Plan is adopted or becomes so engaged subsequent to the adoption of the Plan.

1.15 "Disability" (or the related term "Disabled") shall be defined, without limitation, as any of the following with respect to a Recipient who is an Employee or a Director:

      A.  the receipt of any disability insurance benefits by the Recipient;

      B. a declaration by a court of competent jurisdiction that the Recipient is legally incompetent; or

      C. the Recipient's material inability due to medically documented mental or physical illness or disabilities to fully perform the Recipient's regular obligations as an Employee or as a Director (as the case may be) under such office, with reasonable accommodation if then required by applicable federal, state, territorial and/or provincial laws or regulations, for a three (3) month continuous period, or for six (6) cumulative months within any one (1) year continuous period, or the reasonable determination by the Board that the Recipient will not be able to fully perform the Recipient's regular obligations as an Employee or as a Director (as the case may be), under such office, with reasonable accommodation if then required by applicable federal, state, territorial and/or provincial laws or regulations, for a three
          (3) month continuous period.

      If the Board determines that the Recipient is Disabled under subsection C
                                                                   ------------
      above, and the Recipient disagrees with the conclusion of the Board, then the Company shall engage a qualified independent physician reasonably acceptable to the Recipient to examine the Recipient at the Company's sole expense. The determination of such physician shall be provided in writing to the parties and shall be final and binding upon the parties for all purposes of this Agreement. The Recipient hereby consents to examination in the manner set forth above, and waives any physician-patient privilege arising from any such examination as it relates to the determination of the purported disability. If the parties cannot agree upon such physician, a physician shall be appointed by the American Arbitration

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      Association, located in the same city as in which the Company's principal executive officers are located, or a close to such city as is possible, according to the rules and practices of the American Arbitration Association from time-to-time in force.

1.16 "Eligible Person" shall mean any Person who, at the applicable time of the grant or award of an Award under the Plan, is an Employee, a Director, and/or a Consultant who is a natural person. Notwithstanding the foregoing,

      A. no Award hereunder may be granted to any Person, even if otherwise an Eligible Person, with respect to any circumstances which would not be considered to be either a bonus or reward for services provided, or compensation for goods or services rendered; and

      B. no Award hereunder may be granted to any Consultant for any services rendered wholly or partially in connection with the offer and sale of securities in a capital-raising transaction or which services directly or indirectly promote or maintain a market for the Company's securities.

1.17 The interpretation of Consultant shall, in all cases, be made in reference to Rule 701 promulgated under the Securities Act or, following such time as the Company shall become a Reporting Company, as allowed under Form S-8 promulgated under the Securities Act.

1.18 "Employee" shall mean any employee of the Company and/or of any Parent and/or of any Subsidiary, whether such Person is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

1.19 "Executive Officer" shall mean the Company's president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice-president of the Company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company. Officers of any Parent and/or of any Subsidiary of the Company shall be deemed Executive Officers of the Company if they perform such policy-making functions for the Company.

1.20 "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended, including any regulations or rules promulgated by the Commission thereunder (references herein to sections of the Exchange Act are intended to refer to sections of the Exchange Act as enacted at the time of the adoption of the Plan by the Board and as subsequently amended, or to any substantially similar successor provisions of the Exchange Act resulting from recodification, renumbering or otherwise).

1.21 "Fair Market Value" of a share of Common Stock as of a given valuation date shall be determined as follows:

      A. If the Common Stock is traded on a stock exchange, the Fair Market Value will be equal to the closing price of Common Stock on the principal exchange on which the Common Stock is then trading as reported by such exchange (or as reported by any composite index which includes such principal exchange) for the trading day previous to the date of valuation, or if the Common Stock is not traded on such date, on the next preceding trading day during which a trade occurred;

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     B.   If the Common Stock is traded over-the-counter on the Nasdaq National
          Market on the date in question, the Fair Market Value will be equal to the last transaction-price of the Common Stock as reported by Nasdaq for the trading day previous to the date of valuation, or if the Common Stock is not traded on such date, on the next preceding trading day during which a trade occurred;

     C. If the Common Stock is traded over-the-counter on the Nasdaq SmallCap Market, the Fair Market Value will equal the mean between the last reported closing representative bid and asked price for the Common Stock as reported by Nasdaq for the trading day previous to the date of valuation, or if the Common Stock is not traded on such date, on the next preceding trading day during which a trade occurred; or

     D. If the Common Stock is not publicly traded on an exchange and is not traded over-the-counter on Nasdaq, the Fair Market Value shall be determined by the Board acting in good faith on such basis as it deems appropriate, including quotations by market makers if the Common Stock is traded over-the-counter on the NASD Electronic Bulletin Board or Pink Sheets on the date in question should the Plan Administrator deem such quotations to be appropriate given the volume and circumstances of trades.

1.22 The Fair Market Value as determined above shall be subject to such discount as the Plan Administrator may, in its sole discretion and without obligation to do so, determine to be appropriate to reflect any such impairments to the value of the associated Option Shares and/or Grant Shares to which the valuation relates such as, by way of example and not limitation,

     A. the fact that such Option Shares and/or Grant Shares constitute unregistered securities (whether or not considered "restricted stock" within the meaning of Rule 144 of the Securities Act), and/or

     B. such Option Shares and/or Grant Shares are subject to conditions, risk of forfeiture, or repurchase rights or rights of first refusal which impair their value including, without limitation, those forfeiture conditions more particularly described in Article VII;
                                                    -----------

     provided, however, in the event of the grant or award of an Incentive Option, no discount shall be given with respect to any impairments in value attributable to any restriction which, by its terms, will never lapse within the meaning of Section 422(c)(7) of the Code.

1.23 "Forfeitable Grant Shares" shall mean Grant Shares that are subject to restrictions set forth in Article VII.
                                -----------

1.24 "Grant Shares" shall mean Plan Shares granted or awarded in accordance with
     Article VI.
     ----------

1.25 "Incentive Option" shall mean an Option which qualifies under Section 422 of the Code, and is specifically granted as an Incentive Option under the Plan in accordance with the applicable provisions of Article V.
                                                          ---------

1.26 "Independent SAR" shall have the meaning ascribed to such term in section
                                                                       -------
     9.01.
     ----

1.27 "Non-Qualified Option" shall mean any Option granted under the Plan other than an Incentive Option; provided, however, the term Non-Qualified Option shall include any Incentive Option which at any time fails, for any reason, to qualify as an incentive stock option under Section 422 of the Code and the rules and regulations thereunder.

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1.28  "Option" shall mean an option to purchase Plan Shares granted or awarded pursuant to Article V. Unless specific reference is made thereto, the term
                  ---------
      "Options" shall be construed as referring to both Non-Qualified Options (including Replacement Options) and Incentive Options.

1.29  "Option Price" is defined in section 5.02 of the Plan.
                                   ------------

1.30 "Option Shares" shall mean any Plan Shares which an Option entitles the holder thereof to purchase.

1.31 "Parent" shall mean any "parent" of the Company, as such term is defined by, or interpreted under, Rule 701 promulgated under the Securities Act, including any such parent which is a corporation, partnership, limited partnership or limited liability company to the extent permitted under Rule 701.

1.32 "Person" shall be defined, in its broadest sense, as any individual, entity or fiduciary such as, by way of example and not limitation, individual or natural persons, corporations, partnerships (limited or general), joint-ventures, associations, limited liability companies/partnerships or fiduciary arrangements (such as trusts and custodial arrangements).

1.33  "Plan" shall mean this 1999 Clean Energy Technologies, Inc. Stock Plan.

1.34 "Plan Administrator" shall refer to the Person or Persons who are administering the Plan as described in Article III, to wit, the Board, the
                                             -----------
      Plan Committee, or any Director-Officers designated by the Board or the Plan Committee.

1.35 "Plan Committee" shall mean that Committee comprised of members of the Board that may be appointed by the Board to administer and interpret the Plan as more particularly described in Article III of the Plan.
                                             -----------

1.36 "Plan Shares" s hall refer to shares of Common Stock issuable in connection with Awards in accordance with section 4.01, including, Option
                                                ------------
      Shares, Grant Shares and SAR Shares.

1.37 "Provincial Securities Laws" shall mean the securities laws of any province of Canada, including any regulations or rules promulgated thereunder, which may apply to a transaction described in this Plan by reason of, among other things, the Company's principal executive offices being located in such province or a Recipient residing in such province, at the time of such transaction.

1.38 "Recipient" shall mean any Eligible Person who, at a particular time, receives the grant of an Award.

1.39 "Recipient's Representative's Letter" shall mean that letter from an independent investment advisor of a Recipient in such form as prescribed by the Plan Administrator from time-to-time.

1.40 "Replacement Option" shall mean a Non-Qualified Option specifically granted as a Replacement Option under the Plan in accordance with the applicable provisions of section 5.08.
                               ------------

1.41 "Reporting Company" shall mean a corporation which registers its equity securities pursuant to Sections 12(b) or 12(g) of the Exchange Act; provided, however, any foreign corporation which registers its equity securities as a "foreign private issuer" shall not be deemed a Reporting Company for purposes of this Plan unless and until such time as it is required or elects to register its equity securities as a foreign issuer other than a foreign private issuer.

1.42 "Stock Appreciation Rights" or "SARs" shall have the meaning ascribed to such terms in section 9.01.
                    ------------

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1.43  "Securities Act" shall mean the Securities Act of 1933, as amended, including all regulations or rules promulgated by the Commission thereunder (references herein to sections of the Securities Act are intended to refer to sections of the Securities Act as enacted at the time of the adoption of the Plan by the Board and as subsequently amended, or to any substantially similar successor provisions of the Securities Act resulting from recodification, renumbering or otherwise).

1.44 "Securities Laws" shall collectively refer to the Securities Act, the Exchange Act, the Blue Sky Laws and the Provincial Securities Laws.

1.45 "Subsidiary" shall mean any "majority-owned subsidiary" of the Company, as such term is defined by, or interpreted under, Rule 701 promulgated under the Securities Act, including any such subsidiary which is a corporation, partnership, limited partnership or limited liability company to the extent permitted under Rule 701. The term Subsidiary shall specifically exclude any majority-owned subsidiaries (other than the Company, if applicable) of any Parent.

1.46  "Tandem SAR" shall have the meaning ascribed to such term in section 9.01.
                                                                   ------------

1.47 "Ten Percent Stockholder" shall mean a Person who owns, either directly or indirectly, at the time such Person is granted an Award, stock of the Company possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company or of any Parent and/or any Subsidiary.

1.48  "Termination By Company For Cause" shall mean the following:

      A.  Employee-Recipient. In the case of a Recipient who is an Employee,
          ------------------                                       --------
          the Plan Administrator determines that:

          (1) Any representation or warranty of the Recipient in connection with the grant of the Award (or the subsequent exercise of an Option, if the Award is an Option) is not materially true, accurate and complete;

          (2) The Recipient has breached or wrongfully failed and/or refused to fulfill and/or perform any of the Recipient's obligations, promises or covenants under the underlying Award Agreement;

          (3) The Recipient has breached or wrongfully failed and/or refused to fulfill and/or perform any of the Recipient's representations, warranties, obligations, promises or covenants in any agreement (other than the Award Agreement) entered into between the Company and the Recipient, without cure, if any, as provided in such agreement;

          (4) The Recipient has failed and/or refused to obey any lawful and proper order or directive of the Board, and/or the Recipient has intentionally interfered with the compliance by other employees of the Company with any such orders or directives;

          (5) The Recipient has breached the Recipient's fiduciary duties to the Company;

          (6) The Recipient has caused the Company to be convicted of a crime, or intentionally caused the Company to incur criminal penalties in material amounts;

          (7)  The Recipient has committed:

          (i) any act of fraud, misrepresentation, theft, embezzlement or misappropriation, and/or any other dishonest act against the Company and/or any of its affiliates, subsidiaries, joint ventures; or

          (ii) any other offense involving moral turpitude, which offense is followed by conviction or by final action of any court of law; or

          (iii)  a felony;

     (8)  The Recipient has used alcohol or drugs to an extent that such use:

          (i) interfered with or was likely to interfere with the Recipient's ability to perform the Recipient's duties to the Company; and/or

          (ii) such use endangers or was likely to endanger the life, health, safety, or property of the Recipient, the Company, and/or any other person;

     (9) The Recipient has demonstrated or committed such acts racism, sexism or other discrimination as would tend to bring the Company into public scandal or ridicule, or would otherwise result in material and substantial harm to the Company's business, reputation, operations, affairs or financial position; and/or

     (10) The Recipient engaged in other conduct constituting cause for termination.

B.   Director-Recipient. In the case of a Recipient who is a Director, the
     ------------------                                      --------
     Plan Administrator determines that:

     (1) The Board has removed the Recipient as a member of the Board for "cause" as such term is defined or interpreted by the Articles or Certificate of Incorporation and/or the Bylaws of the Company, and/or the laws of the State of the Company's organization, or for breach of the Recipient's statutory or common law duties as a Director;

     (2) The Recipient has refused or is unable to be nominated for a position on the Board, including where due to the Recipient's failure to request cumulative voting for such election (if applicable) and the Recipient's failure to vote all of the Recipient's shares of Common Stock for the Recipient's election to the Board; and/or

     (3)  Any event described above in section 1.48A has occurred with respect
                                       -------------
          to the Recipient.

C.   Consultant-Recipient. In the case of a Recipient who is a Consultant, the
     --------------------                                      ----------
     Plan Administrator determines that any event described above in section
                                                                     -------
     1.48A has occurred with respect to the Recipient. Any nominees or designees
     -----
     of the Recipient to the Board shall, if a member of the Plan Administrator, abstain from voting with respect to any decision by the Plan Administrator relating to any of the foregoing events as they pertain to any Award in which the Recipient has a direct or indirect interest. In the event the Recipient is both Disabled and the provisions of subsection 1.48A(6) are
                                                      -------------------
     applicable with respect to the Recipient, the Company shall nevertheless have the right to deem such event as a Termination By Company For Cause.

1.49 "Termination By Recipient For Good Reason"  shall mean the following:

     A.   Employee-Recipient. In the case of a Recipient who is an Employee:
          ------------------                                       --------

          (1) The Company's representations or warranties in the Award Agreement are not materially true, accurate and complete;

          (2) The Company has intentionally and continually breached or wrongfully failed and/or refused to fulfill and/or perform any of the Company's obligations, promises or covenants under the underlying Award Agreement;

          (3) The Company has intentionally and continually breached or wrongfully failed and/or refused to fulfill and/or perform any of the Company's representations, warranties, obligations, promises or covenants in any agreement (other than the Award Agreement) entered into between the Company and the Recipient, without cure, if any, as provided in such agreement; and/or

          (4) The Company intentionally requires the Recipient to commit or participate in any felony or other serious crime.

     B.   Director-Recipient. In the case of a Recipient who is a Director:
          ------------------                                      --------

          (1) The Company removes or fails to reappoint or re-elect the Recipient as a Director (unless such action is attributable to an event considered to constitute Termination By Company For Cause); and/or

          (2)  The occurrence of any of the events described above in subsection
                                                                      ----------
               1.49A(1) through subsection 1.49A(4) with respect to the
               --------         -------------------
               Director.

     C.   Consultant-Recipient. In the case of a Recipient who is a Consultant,
          --------------------                                      ----------
          the occurrence of any of the events described above in subsection
                                                                 ----------
          1.49A(1) through subsection 1.49A(4) with respect to the Consultant.
          --------         -------------------
          In the event any of the events described above in this section 1.48
                                                                 ------------
          occurs with respect to the Company, and such event is reasonably susceptible of being cured, then the Company shall be entitled to a grace period of thirty (30) days following receipt of written notice of such event (or such longer period of time as is reasonable should such event be of a character which cannot be cured within a period of thirty (30) days), to cure such event to the reasonable satisfaction of the Recipient, provided that the Company promptly commences to cure such event and uses reasonable diligence thereafter in curing such event No act, nor failure to act, on the Company's part shall be considered "intentional" unless the Company has acted, or failed to act, with a lack of good faith and with a lack of reasonable belief.

1.50 "Termination Of Recipient"  is defined, as the case may be, as follows:

     A.   Employee-Recipient. In the case of a Recipient who is an Employee, the
          ------------------                                       --------
          time when the employee-employer relationship between the Recipient and the Company (or any Parent or Subsidiary) is terminated for any reason whatsoever, whether voluntary or involuntary (including death or Disability), or with or without good cause, including, but not by way of limitation, termination by resignation, discharge, retirement, or leave of absence, but excluding terminations where:

          (1) the Recipient remains employed by the Company (if such termination relates to the Recipient's employment with any Parent and/or any Subsidiary) and/or by any Parent and/or any Subsidiary (if such termination relates to the Recipient's employment with the Company);

          (2) there is simultaneous employment of the Recipient by the Company and/or any Parent and/or any Subsidiary; and/or

          (3) there is a simultaneous establishment of a consulting relationship between the Company and the Recipient."

     B.   Director-Recipient. In the case of a Recipient who is a Director, the
          ------------------                                      --------
          time when the Recipient's status as a Director ceases for any reason whatsoever, whether voluntary or involuntary (including death or Disability), or with or without good cause, but excluding cases where the Recipient remains a Director of the Company (if such termination relates to the Recipient's status as a Director of any Parent and/or any Subsidiary) and/or by any Parent and/or any Subsidiary (if such termination relates to the Recipient's status as a Director of the Company).

     C.   Consultant-Recipient. In the case of a Recipient who is a Consultant,
          --------------------                                      ----------
          the time when the Recipient's engagement as a Consultant to the Company and/or any Parent and/or any Subsidiary ceases for any reason whatsoever, whether voluntary or involuntary (including death or Disability), or with or without good cause, but excluding cases where there is a simultaneous commencement of employment of the Recipient by the Company and/or any Parent and/or any Subsidiary.

1.51 "Transfer" shall mean any transfer or alienation of an Award which would directly or indirectly change the legal or beneficial ownership thereof, whether voluntary or by operation of law, and regardless of payment or provision of consideration, including, by way of example and not limitation:

     A.   the sale, assignment, bequest or gift of the Award;

     B. any transaction that creates or grants an option, warrant, or right to obtain an interest in the Award;

     C. any transaction that creates a form of joint ownership in the Award between the Recipient and one or more other Persons;

     D. any Transfer of the Award to a creditor of the Recipient, including the hypothecation, encumbrance or pledge of the Award or any interest therein, or the attachment or imposition of a lien by a creditor of the Recipient on the Award or any interest therein which is not released within thirty (30) days after the imposition thereof;

     E. any distribution by a Recipient which is an entity to its stockholders, partners, co-venturers or members, as the case may be; or

      F. any distribution by a Recipient which is a fiduciary such as a trustee or custodian to its settlors or beneficiaries.

1.52 "Withholding Taxes" means any federal, state, territorial, provincial and/or local employment taxes which the Company shall have the obligation to withhold from a Recipient in connection with the grant of any Award and/or exercise of any Option, as the case may be.

                                  ARTICLE II

                                 TERM OF PLAN
                                 ------------

2.01  Effective Date for Plan; Termination Date for Plan. The Plan shall be
      --------------------------------------------------
      effective as of such time and date as the Plan is adopted by the Board, and the Plan shall terminate on the first business day prior to the ten
      (10) year anniversary of the date the Plan became effective. No Awards shall be granted or awarded under the Plan before the date the Plan becomes effective or after the date the Plan terminates; provided, however:

      A. all Awards granted pursuant to the Plan prior to the effective date of the Plan shall not be affected by the termination of the Plan; and

      B. all other provisions of the Plan shall remain in effect until the terms of all outstanding Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

2.02  Failure of Stockholders to Approve Plan. In the event the Plan is not
      ---------------------------------------
      approved by the holders of a majority of the shares of Common Stock of the Company within twelve (12) months before or after the date the Plan becomes effective pursuant to section 2.01, then any Incentive Options
                                    ------------
      granted under the Plan shall be reclassified as Non-Qualified Options retroactive to the date of grant.

                                  ARTICLE III

                              PLAN ADMINISTRATION
                              -------------------

3.01  General. The Plan shall be administered exclusively by the Board and/or,
      -------
      to the extent authorized pursuant to this Article III, the Plan Committee
                                                -----------
      or Director-Officers (collectively, the "Plan Administrator").

3.02  Delegation to Plan Committee. Subject to the authority granted to the
      ----------------------------
      Board under the Articles of Incorporation and the Bylaws of the Company, the Board may, in its sole discretion and at any time, establish a committee comprised of two (2) or more members of the Board (the "Plan Committee") to administer the Plan either in its entirety or to administer such functions concerning the Plan as delegated to such Committee by the Board. Members of the Plan Committee may resign at any time by delivering written notice to the Board. Vacancies in the Plan Committee shall be filled by the Board. The Plan Committee shall act by a majority of its members in office. The Plan Committee may act either by vote at a meeting or by a memorandum or other written instrument signed by a majority of the Plan Committee.

3.03  Compliance with Rule 16b-3 of the Exchange Act. Anything in this Article
      ----------------------------------------------                   -------
      III to the contrary notwithstanding, in the event and commencing at such
      ---
      time as this Company becomes a Reporting Company, or is otherwise required to register its equity securities under Sections 12(b) or 12(g) of the Exchange Act, any matter concerning a grant or award of an Award under the Plan to any Director,

      Executive Officer or Ten Percent Stockholder shall, to the extent desirable to qualify such Awards as exempt under Rule 16b-3(b)(3) promulgated under the Exchange Act, be made only by:

      A.  the Board;

      B. the Plan Committee (provided it is comprised solely of "Non-Employee Directors" within the meaning of Rule 16b-3(b)(3)); or

      C. a special committee of the Board, or subcommittee of the Plan Committee, comprised solely of two (2) or more members of the Board who are non-Employee Directors.

3.04  Compliance with Section 162(m) of the Code. Anything in this Article III
      ------------------------------------------                   -----------
      to the contrary notwithstanding, in the event and commencing at such time as any grant of an Award shall be subject to the deduction limitations prescribed by Section 162(m) of the Code, and the Plan Administrator determines it to be desirable to qualify Awards granted hereunder as "performance-based compensation" within the meaning of Section 162(m), the Plan Administrator shall (for purposes of making such grant) consist of a special committee of the Board comprised solely of two or more "outside directors" within the meaning of Section 162(m).

3.05  Delegation to Director-Officers. Subject to the authority granted to the
      -------------------------------
      Board under the Articles of Incorporation and the Bylaws of the Company, the Board may, in its sole discretion and at any time, and subject to the authority granted to it by the Board, the Plan Committee may, in its sole discretion and at any time, delegate all or any portion of their authority described below under section 3.06A through section 3.06C to one or more
                            -------------         -------------
      Directors who are also Director-Officers, provided that the Board or the Plan Committee (as the case may be) ratifies such actions by such designated Director-Officers. Notwithstanding the foregoing, in the event the Company is then a Reporting Company, no authority shall be delegated to the aforesaid Director-Officers with respect to any matter concerning a grant or award of an Award under the Plan to any Director, Executive Officer or Ten Percent Stockholder.

3.06  Authority to Make Awards and to Determine Terms and Conditions of Awards.
      ------------------------------------------------------------------------
      Subject to any limitations prescribed by the Articles of Incorporation and Bylaws of the Company, and further subject to the express terms, conditions, limitations and other provisions of the Plan, the Plan Administrator shall have the full and final authority, in its sole discretion at any time and from time-to-time, to do any of the following:

      A. designate and/or identify the Persons or classes of Persons who are considered Eligible Persons;

      B. grant Awards to such selected Eligible Persons or classes of Eligible Persons in such form and amount as the Plan Administrator shall determine;

      C.  determine the number of Plan Shares to be covered by each Award;

      D.  approve forms of Award Agreements for use under the Plan;

      E. impose such terms, limitations, restrictions and conditions upon any Award as the Plan Administrator shall deem appropriate and necessary including, without limitation:

          (1)  the date of grant of the Award;

          (2) the time or times when Options or SARs may be exercised (which may be based on performance criteria);

          (3)  any vesting and/or forfeiture conditions placed upon any Awards;
               and

          (4) and repurchase conditions placed upon grants or awards of Grant Shares;

     F. require as a condition of the grant of an Award that the Recipient surrender for cancellation some or all of any unexercised Options which have previously been granted to the Recipient under the Plan or otherwise (an Award whose grant is conditioned upon such surrender may have a price or value lower {or higher} than the surrendered Option; may cover the same {or a lesser or greater} number of shares of Common Stock as such surrendered Option; may contain such other terms as the Plan Administrator deems appropriate and necessary; and shall be exercisable in or granted in accordance with its terms, without regard to the number of shares, price, exercise period or any other term or condition of such surrendered Option);

     G. approve the reduction in the exercise price of any Option or SAR to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option or SAR shall have declined since the date such Option or SAR was granted;

     H. determine the type and value of consideration which the Company will accept from Recipients in payment for the exercise of Options and/or the award of Grant Shares;

     I. determine the type and value of consideration which the Company will pay in connection with the exercise of SARs;

     J. adopt, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws, and make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan;

     K. modify or amend each Award (subject to Article XVIII), including the discretionary authority to extend the post-termination exercisability period of Options or SARs longer than is otherwise provided for in the Plan; and

     L. agree to withhold Plan Shares in satisfaction of any applicable Withholding Taxes.

     In determining the recipient, form and amount of Awards, the Plan Administrator shall consider any factors it may deem relevant such as, by way of example and not limitation or obligation, the Recipient's functions, responsibilities, value of services to the Company, and past and potential contributions to the Company's profitability and sound growth.

3.07 Authority to Interpret Plan; Binding Effect of All Determinations. The Plan
     -----------------------------------------------------------------
     Administrator shall, in its sole and absolute discretion, interpret and determine the effect of all matters and questions relating to the Plan including, without limitation, all questions relating to whether a Termination Of Recipient has occurred such as, by way of example and not limitation, those relating to the effect of a leave of absence, a change in status from an employee to an independent contractor, and/or any other change in the employer-employee relationship. All interpretations and determinations of the Plan Administrator under the Plan (including, without limitation, determinations pertaining to the eligibility of Persons to receive Awards, the form, amount and timing of Awards, the methods of payment for Awards, the restrictions and conditions placed upon Awards, and the other terms and provisions of Awards and the certificates or agreements evidencing same) need not be uniform and may be made by the Plan Administrator selectively among Persons who receive, or are eligible to receive, Awards under the Plan, whether or not such Persons are similarly situated. All actions taken and all interpretations and determinations made under the Plan in good faith by the Plan Administrator shall be final and binding upon the Recipient, the Company, and all other interested Persons. No member of the Plan Administrator shall be personally liable for any action taken or decision made in good faith relating to the Plan, and all Persons constituting the Plan Administrator shall be fully protected and indemnified to the fullest extent permitted under applicable law by the Company in respect to any such action, determination, or interpretation.

3.08  Compensation; Advisors. Members of the Plan Administrator shall receive
      ----------------------
      such compensation for their services hereunder as may be determined by the Board. All expenses and liabilities incurred by members of the Plan Administrator in connection with the administration of the Plan shall be borne by the Company. The Plan Administrator may, at the cost of the Company, employ attorneys, consultants, advisors, accountants, appraisers, brokers or other Persons to provide advice, opinions or valuations, and the Plan Administrator shall be entitled to rely upon any such advice, opinions or valuations.

                                  ARTICLE IV

                  SHARES OF COMMON STOCK ISSUABLE UNDER PLAN
                  ------------------------------------------

4.01  Maximum Number of Shares Authorized Under Plan. Plan Shares which may be
      ----------------------------------------------
      issued or granted under the Plan shall be authorized and unissued or treasury shares of Common Stock. The aggregate maximum number of Plan Shares which may be issued, whether upon exercise of Options or as a grant of Grant Shares, or in payment of SARs, shall not exceed one million (1,000,000) shares of Common Stock; provided, however, that such number shall be increased by the following (unless and to the extent such
               ---------
      increase would cause an Incentive Option to fail to qualify as an Incentive Option under Section 422 of the Code):

      A. Any shares of Common Stock tendered by a Recipient as payment for Option Shares (in connection with the exercise of the associated Option) or Grant Shares;

      B. Any shares of Common Stock underlying any options, warrants or other rights to purchase or acquire Common Stock which options, warrants or rights are surrendered by a Recipient as payment for Option Shares (in connection with the exercise of the associated Option) or Grant Shares;

      C. Any shares of Common Stock subject to an Option which, for any reason, is terminated unexercised or expires;

      D. Any Forfeitable Grant Shares which, for any reason, are forfeited by the holder thereof or repurchased by the Company; and

      E. Any SAR Shares subject to an Independent SAR which, for any reason, is terminated unexercised or expires.

4.02  Calculation of Number of Shares Available for Awards.  For purposes of
      ----------------------------------------------------
      calculating the maximum number of Plan Shares which may be issued under the Plan, the following rules shall apply:

      A. When Options are exercised, and when cash is used as full payment for Option Shares issuable upon exercise of such Options, all Option
                                                                ---
          Shares issued in connection with such exercise (including Option Shares, if any, withheld in satisfaction of any applicable Withholding Taxes) shall be counted;

      B. When Options are exercised, and when shares of Common Stock are used as full or partial payment for Option Shares issuable upon exercise of such Options, the net Option Shares issued in connection with such
                            ---
          exercise (including Option Shares, if any, withheld in satisfaction of any Applicable Withholding Tax Requirements) shall be counted;

      C. When Grant Shares are granted, and when shares of Common Stock are used as full or partial payment therefore, the net Grant Shares issued (including Grant Shares, if any, withheld in satisfaction of any applicable Withholding Taxes) shall be counted;

      D. When SARs are exercised, only the Plan Shares issued in payment thereof (including Plan Shares, if any, withheld in satisfaction of any applicable Withholding Taxes) shall be counted; and

      E. If the exercise price of an Option or SAR is reduced, the transaction will be treated as a cancellation of the Option or SAR, and the grant of a new Option or SAR.

4.03 Date of Awards.  The date an Award is granted shall mean the date selected
     --------------
     by the Plan Administrator as of which the Plan Administrator allots a specific number of Plan Shares to a Recipient with respect to such Award pursuant to the Plan.

                                   ARTICLE V

                      OPTIONS (TO PURCHASE OPTION SHARES)
                      -----------------------------------

5.01 Grant.  The Plan Administrator may from time to time, and subject to
     -----
     the provisions of the Plan and such other terms and conditions as the Plan Administrator may prescribe, grant to any Eligible Person one or more options ("Options") to purchase the number of Plan Shares allotted by the Plan Administrator ("Option Shares"). Options shall be designated as Non-Qualified Options or Incentive Options; provided, however, no Incentive Option shall be granted to any Person who is not an "employee" (within the meaning of Sections 422(a)(2) and 3401(c) of the Code) of the Company and/or of any Parent and/or of any Subsidiary. All Options shall be Non-Qualified Options unless expressly stated by the Plan Administrator to be an Incentive Option, even if the terms and conditions of the Option comply with the terms and conditions of Section 422 of the Code. No Incentive Option may be granted in tandem with any other Option. The grant of an Option shall be evidenced by a written Stock Option Certificate, executed by the Recipient and an authorized officer of the Company, stating:

     A.  whether the Option is an Incentive Option, if applicable;

     B.  the number of Option Shares subject to the Option;

     C.  the Option Price (as such term is defined below) for the Option; and

     D.  all other material terms and conditions of such Option.

5.02 Option Price.  The purchase price per Option Share deliverable upon the
     ------------
     exercise of an Option (the "Option Price") shall be such price as may be determined by the Plan Administrator; provided, however:

     A. if the Option is an Incentive Option, the Option Price per Option Share may not be less than the Fair Market Value of a share of Common Stock as of the date of the grant, unless the Recipient of the Option is a Ten Percent Stockholder at the time of grant, in which case the Option Price per Option Share may not be less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the date the Option is granted;

     B. the Option Price per Option Share shall not be less than that allowed under the Applicable Laws; and

     C. under no circumstances shall the Option Price per Option Share be less than the then current par value per share of Common Stock, if applicable.

5.03 Option Term; Expiration.  The term of each Option shall commence at the
     -----------------------
     grant date for such Option as determined by the Plan Administrator, and shall expire (unless an earlier expiration date is expressly provided in the underlying Stock Option Certificate or another section of the Plan including, without limitation, section 5.05), on the first business day
                                    ------------
     prior to the ten (10) year anniversary of the date of grant thereof; provided, however, notwithstanding the foregoing, any Incentive Options granted to a Ten Percent Stockholder shall terminate on the first business day prior to the five (5) year anniversary of the date of grant thereof. Except as limited by the requirements of Section 422(b)(3) of the Code in the case of Incentive Options, the Plan Administrator may extend the term of any outstanding Option should the Plan Administrator, in its sole and absolute discretion, determine it advisable or necessary to do so including, without limitation, in connection with any Termination Of Recipient.

5.04 Exercise Date.  Unless a later exercise date is expressly provided in
     -------------
     the underlying Stock Option Certificate or another section of the Plan, each Option shall become exercisable on the later of:
                                                 -----

     A.  the date of its grant as determined by the Plan Administrator; or

     B. the date of delivery to the Recipient, and execution by the Company and the Recipient, of the underlying Stock Option Certificate evidencing the grant of the Option.

     No Option shall be exercisable after the expiration of its applicable term as set forth in section 5.03. Subject to the foregoing, each Option shall
                     ------------
     be exercisable in whole or in part during its applicable term unless expressly provided otherwise in the underlying Stock Option Certificate.

5.05 Vesting Conditions.     Subject to the limitations in Article X relating
     ------------------                                    ---------
     to Termination Of Recipient, the Plan Administrator may subject any Options granted to such vesting conditions as the Plan Administrator, in its sole discretion, determines are appropriate and necessary, such as, by way of example and not obligation:

     A.  the attainment of goals by the Recipient;

     B. in the case of a Recipient who is an Employee, the continued provision of employment services by such Recipient to the Company and/or to any Parent or Subsidiary;

     C. in the case of a Recipient who is a Director, the continued service by such Recipient as a Director to the Company and/or to any Parent or Subsidiary; or

     D. in the case of a Recipient who is a Consultant, the continued provision of consulting services by such Recipient to the Company and/or to any Parent or Subsidiary.

     If no vesting is expressly provided in the underlying Stock Option Certificate, the Option Shares shall be deemed fully vested upon date of grant. Where vesting conditions are based upon continued performance of services to the Company, the special rules of Article X relating to
                                                   ---------
     Termination Of Recipient shall apply. No vesting conditions may be imposed which are not permitted, or exceed those permitted, under the exemption from registration or qualification to be relied upon under applicable Securities Laws, as selected by the Company in its sole discretion. If no vesting is expressly provided in the underlying Stock Option Certificate, the Option Shares shall be deemed fully vested upon date of grant. The Plan Administrator may waive the acceleration of any vesting and/or expiration provision of any outstanding Option should the Plan Administrator, in its sole and absolute discretion, determine it advisable or necessary to do so including, without limitation, in connection with any Termination Of Recipient.

5.06 Manner of Exercise.  An exercisable Option, or any exercisable portion
     ------------------
     thereof, may be exercised solely by delivery to the Secretary of the Company at its principal executive offices prior to the time when such Option (or such portion) becomes unexercisable under this Article V of each
                                                               ---------
     of the following:

     A. a Notice of Exercise of Stock Option in the form attached to the underlying Stock Option Certificate, duly signed by the Recipient or other Person then entitled to exercise the Option or portion thereof, stating the number of Option Shares to be purchased by exercise of the associated Option;

     B.  subject to Article VIII relating to non-cash form of consideration,
                    ------------
         payment in full for the Option Shares to be purchased by exercise of the underlying Option, together with payment in satisfaction of any applicable Withholding Taxes (collectively, the "Gross Option Exercise Price"), in immediately available funds, in U.S. dollars; provided, however, the Plan Administrator may, in its sole discretion, permit a delay in payment of the Gross Option Exercise Price for a period of up to thirty (30) days;

     C. a Consent of Spouse from the spouse of the Recipient, if any, duly signed by such spouse;

     D. in the event that the Option or portion thereof shall be exercised by any Person other than the Recipient, appropriate proof of the right of such person or persons to exercise the Option or portion thereof; and

     E. such documents, representations and undertakings as provided in the Stock Option Certificate and/or which the Plan Administrator, in its absolute discretion, deems necessary or advisable pursuant to section
                                                                       -------
         13.01.
         -----

5.07 Net Conversion of Option.  Notwithstanding section 5.06B, if and to the
     ------------------------                   -------------
     extent expressly permitted in the underlying Stock Option Certificate, or if and to the extent otherwise consented to by the Plan Administrator in writing, the Recipient may convert an Option, in whole or in part, into such net number of Option Shares as shall be determined by dividing:

     A. the difference between (X) the aggregate Fair Market Value of the total number Option Shares to be exercised as of the conversion date, together with payment in satisfaction of any applicable Withholding Taxes, and (Y) the aggregate Exercise Price of such total number of Option Shares, by

     B.  the Fair Market Value of one Option Share as of the date of conversion.

     The Recipient shall, in the event of such permitted conversion, deliver to the Company all of the items described in section 5.06 with respect to the
                                               ------------
     underlying Option (other than section 5.06B to the extent payment therefore
                                   -------------
     is not required by operation of this section 5.07).
                                          ------------

5.08 Grant of Replacement Options.  In the event:
     ----------------------------

     A. the Gross Option Exercise Price is paid in the form of shares of Common Stock owned by the Recipient pursuant to section A of Article VIII; and
                                                  ---------

     B.  the exercising Recipient is then an Eligible Person, then the Plan Administrator in its sole discretion may, or the Plan Administrator (if and to the extent expressly required by the underlying Stock Option Certificate) shall, grant to the exercising Recipient options (the "Replacement Options") entitling the exercising Recipient to purchase such number of Plan Shares as shall equal the number of shares of Common Stock delivered to the Company in payment of the Gross Option Exercise Price with respect to the underlying Stock Option Certificate.

5.09 Terms of Replacement Options.  Each Replacement Option shall:
     ----------------------------

     A. be immediately exercisable upon its grant (without any vesting conditions);

     B. have an Option Price for each Option Share which equals the Fair Market Value of the Common Stock so paid as determined for purposes of payment pursuant to section A of Article VIII;
                     ---------

     C.  have an Option Term co-terminus with that of the underlying Option; and

     D. contain such other terms and conditions as contained in the underlying Stock Option Certificate.

     Shares of Common Stock received by the Recipient in connection with the grant of the Replacement Option may not be used as consideration in connection with the exercise of the Replacement Option, unless such shares of Common Stock have been held by the Recipient for a period of at least one (1) year, and such form of payment is otherwise permitted pursuant to the terms of Article VIII. Each Replacement Option shall be a Non-
                  ------------
     Qualified Option, even if the underlying Option was an Incentive Option or the terms and conditions of the Replacement Option would independently comply with the terms and conditions of Section 422 of the Code. The grant of a Replacement Option shall be evidenced by a written Stock Option Certificate, executed by the Recipient and an authorized officer of the Company, stating:

          (1)  the number of Option Shares subject to the Option;

          (2) the Option Price (determined in the manner prescribed above in this section) for the Option; and

          (3)  all other material terms and conditions of such Option.

5.10 Conditions to Issuance of Option Shares.  The Company shall not be
     ---------------------------------------
     required to issue or deliver any certificate or certificates representing the Option Shares purchased upon exercise of any Option or any portion thereof prior to fulfillment of all of the following conditions:

     A.  the delivery of the documents described in section 5.06;
                                                    ------------

     B. the receipt by the Company of full payment for such Option Shares, together with payment in satisfaction of any applicable Withholding Taxes;

     C. subject to Article XIII, the satisfaction of any requirements or conditions of the Applicable Laws; and

     D. the lapse of such reasonable period of time following the exercise of the Option as the Plan Administrator may establish from time-to-time for administrative convenience.

5.11 Notice of Disposition of Option Shares Acquired by Exercise of Incentive
     ------------------------------------------------------------------------
     Options. The Plan Administrator may require any Recipient who is an
     -------
     Employee who acquires any Option Shares pursuant to the exercise of an Incentive Option to give the Company prompt notice of any "disposition" (within the meaning of Section 422(a)(1) of the Code) of such Option Shares within

     A. two (2) years from the date of grant of the underlying Incentive Option, or

     B. one (1) year after the issuance of such Option Shares to such Employee, for purposes of satisfaction of any applicable Withholding Taxes.

5.12 The Plan Administrator may direct that the certificates evidencing such Option Shares refer to such requirement to give prompt notice.

                                  ARTICLE VI

                                 GRANT SHARES
                                 ------------

6.01 Grant.  The Plan Administrator may from time to time, subject to the
     -----
     provision of the Plan and such other terms and conditions as the Plan Administrator may prescribe, grant to any Eligible Person one or more Plan Shares allotted by the Plan Administrator ("Grant Shares"). The grant of Grant Shares or the grant of the right to receive Grant Shares shall be evidenced by a written Stock Grant Agreement, executed by the Recipient and an authorized officer of the Company on or before the time of the grant of such Grant Shares, setting forth:

     A.  the number of Grant Shares granted;

     B.  the consideration (if any) for such Grant Shares; and

     C.  all other material terms and conditions of such grant.

6.02 Consideration (Purchase Price).  The Plan Administrator, in its sole
     ------------------------------
     discretion, may grant or award Grant Shares in any of the following instances:

     A.  As Bonus/Reward.  As a "bonus" or "reward" for services previously
         ---------------
         rendered and otherwise fully compensated, in which case the recipient of the Grant Shares shall not be required to pay any consideration to the Company for such Grant Shares, and the value of each Grant Shares shall be the Fair Market Value of a share of Common Stock on the date of grant.

     B.  As Compensation.  As "compensation" for the previous performance or
         ---------------
         future performance of services or attainment of goals, in which case the recipient of the Grant Shares shall not be required to pay any consideration to the Company for such Grant Shares (other than the performance of the Recipient's services), and the value of each Grant Share received (together with the value of such services or attainment of goals attained by the Recipient), shall be the Fair Market Value of a share of Common Stock on the date of grant.

     C.  As Purchase Price Consideration. In "consideration" for the payment of
         -------------------------------
         a purchase price to the Company for each of such Grant Shares (the "Stock Grant Purchase Price") in an amount established by the Plan Administrator, provided, however:

         (1) The Stock Grant Purchase Price shall not be less than that allowed under the exemption from registration under the applicable Blue Sky Laws and Provincial Securities Laws (as selected by the Company in its sole discretion) of the state, territory and/or province in which the Recipient then resides;

         (2) If the Common Stock is traded on a stock exchange or over-the-counter on Nasdaq, the purchase price shall not be less than the minimum price per share permitted by such stock exchange or Nasdaq; and

         (3) Under no circumstances shall the Stock Grant Purchase Price per Grant Share be less than the then current par value per share of Common Stock.

6.03 Term; Expiration.  The term in which a Recipient may purchase any Grant
     ----------------
     Shares awarded for which the Recipient is required to pay consideration shall commence at the grant date of the underlying Stock Grant Agreement as determined by the Plan Administrator, and shall expire on the date specified in the underlying Stock Grant.

6.04 Deliveries; Manner of Payment. The Grant Shares may be purchased solely by
     -----------------------------
     delivery to the Secretary of the Company at the principal executive offices at the Company prior to the time the Grant Shares become purchasable under this Article VI of each of the following:
          ----------

     A. the Stock Grant Agreement for the Grant Shares, duly signed by the Recipient;

     B. a Consent of Spouse from the spouse of the Recipient, if any, duly signed by such spouse;

     C.  subject to Article VIII relating to non-cash form of consideration,
                    ------------
         payment in full of the Stock Grant Purchase Price (where payment thereof is required), together with payment in satisfaction of any applicable Withholding Taxes (collectively, the "Gross Stock Grant Purchase Price"), in immediately available funds, in U.S. dollars; provided, however, the Plan Administrator may, in its sole discretion, permit a delay in payment of the Gross Stock Grant Purchase Price for a period of up to thirty (30) days; and

     D. such documents, representations and undertakings as provided in the Stock Grant Agreement and/or which the Plan Administrator, in its absolute discretion, deems necessary or advisable pursuant to section
                                                                       -------
         13.01.
         -----
6.05 Conditions to Issuance of Grant Shares. The Company shall not be required
     --------------------------------------
     to issue or deliver any certificate or certificates representing the Grant Shares prior to fulfillment of all of the following conditions:

     A.  the delivery of the documents described in section 6.04;
                                                    ------------

     B. the receipt by the Company of full payment (if applicable) for such Grant Shares, together with payment in satisfaction of any applicable Withholding Taxes;

     C.  subject to 0, the satisfaction of any requirements or conditions of the
                    -
         Applicable Laws; and

     D. the lapse of such reasonable period of time following the award of the Grant Shares as the Plan Administrator may establish from time-to-time for administrative convenience.

                                  ARTICLE VII

                FORFEITURE CONDITIONS PLACED UPON GRANT SHARES
                ----------------------------------------------

7.01 Vesting Conditions; Forfeiture of Unvested Grant Shares. Subject to the
     -------------------------------------------------------
     limitations in Article X relating to Termination Of Recipient, the Plan
                    ---------
     Administrator may subject or condition Grant Shares granted or awarded (hereinafter referred to as "Forfeitable Grant Shares") to such vesting conditions based upon continued provision of services or attainment of goals subsequent to such grant of Forfeitable Grant Shares as the Plan Administrator, in its sole discretion, may deem appropriate and necessary, such as, by way of example and not obligation:

     A.  the attainment of goals by the Recipient;

     B. in the case of a Recipient who is an Employee, the continued provision of employment services by such Recipient to the Company and/or to any Parent or Subsidiary;

     C. in the case of a Recipient who is a Director, the continued service by such Recipient as a Director to the Company and/or to any Parent or Subsidiary; or

     D. in the case of a Recipient who is a Consultant, the continued provision of consulting services by such Recipient to the Company and/or to any Parent or Subsidiary, subject to the provisions set forth below.

     Where vesting conditions are based upon continued performance of services to the Company, the special rules of Article X relating to Termination Of
                                          ---------
     Recipient shall apply.  In the event the Recipient
     does not satisfy any vesting conditions, the Company may require the Recipient, subject to the repurchase payment terms of section 7.02, to
                                                           ------------
     forfeit such unvested Forfeitable Grant Shares to the Company. All vesting conditions imposed on the grant of Forfeitable Grant Shares, including repurchase payment terms complying with section 7.02, shall be set forth in
                                             ------------
     a written Stock Grant Agreement, executed by the Company and the Recipient on or before the time of the grant of such Forfeitable Grant Shares, stating the number of said Forfeitable Grant Shares subject to such conditions, and further specifying the vesting conditions. If no vesting conditions are expressly provided in the underlying Stock Grant Agreement, the Grant Shares shall not be deemed to be Forfeitable Grant Shares, and will not be subject to forfeiture. The Plan Administrator may waive the acceleration of any vesting conditions placed upon any Forfeitable Grant Shares should the Plan Administrator, in its sole and absolute discretion, determine it advisable or necessary to do so including, without limitation, in connection with any Termination Of Recipient.

7.02 Repurchase of Forfeitable Grant Shares Which Are Forfeited.
     ----------------------------------------------------------

     A.  Repurchase Rights and Price. In the event the Company does not waive
         ---------------------------
         its right to require the Recipient to forfeit any or all of such unvested Forfeitable Grant Shares, the Company shall be required to pay the Recipient, for each unvested Forfeitable Grant Share which the
                                 --------
         Company requires the Recipient to forfeit, the amount per Forfeitable Grant Share set forth in the Stock Grant Agreement, provided, however, that the repurchase price per Forfeitable Grant Share in any event may not be less that the higher of:
                              ------

         (1) The "original cost" (as such term is defined below) of such Forfeitable Grant Shares to be forfeited or,

         (2) If elected by the Plan Administrator in its sole discretion and without any obligation to do so in the underlying Stock Grant Agreement, the "book value" (as such term is defined below) of such Forfeitable Grant Shares to be forfeited.

     B.  Definition Of Original Cost Per Share.  The "original cost" per
         -------------------------------------
         Forfeitable Grant Share means the aggregate amount originally paid to the Company by the Recipient (or his, her or its predecessor) to purchase or acquire all of the Grant Shares to be forfeited, divided by the total number of such shares. The amount of consideration paid by any Recipient (or his, her or its predecessor) who originally received the Grant Shares as compensation for services or a bonus, or otherwise without payment of consideration in cash or property, shall be zero

     C.  Definition Of Book Value Per Share. The "book value" per Forfeitable
         ----------------------------------
         Grant Share means the difference between the Company's total assets and total liabilities as of the close of business on the last day of the calendar month preceding the date of forfeiture, divided by the total number of shares of Common Stock then outstanding. The book value per Forfeitable Grant Share shall be determined by the independent certified public accountant regularly engaged by the Company. The determination shall be conclusive and binding and made in accordance with generally accepted accounting principles applied on a basis consistent with those previously applied by the Company.

     D.  Form of Payment. The repurchase payments to be made by the Company to a
         ---------------
         Recipient for forfeited Forfeitable Grant Shares shall be in the form of cash or cancellation of purchase money indebtedness with respect to the initial purchase of said Forfeitable Grant Shares by the Recipient, if any, and must be paid no later than ninety (90) days after the date of termination.

7.03 Restrictive Legend.  Until such time as all conditions placed upon
     ------------------
     Forfeitable Grant Shares lapse, the Plan Administrator may place a restrictive legend on the share certificate representing such Forfeitable Grant Shares which evidences said restrictions in such form, and subject to such stop instructions, as the Plan Administrator shall deem appropriate and necessary, including the following legend with respect to vesting conditions based upon continued provision of services by the Recipient:

          The securities represented by this certificate are subject to forfeiture in the event certain vesting conditions based upon the continued provision of services to the company by the holder hereof are not satisfied. This risk of forfeiture and underlying vesting conditions are set forth in full in that certain Stock Grant Agreement between the holder of this certificate and the company dated the _______day of ___________, _____________, and that certain 1999 Clean
          Energy Technologies, Inc. Stock Plan dated March 5, 1999, a copy of which may be inspected by authorized persons at the principal office of the company and all the provisions of which are incorporated by reference in this certificate.

     The conditions shall similarly apply to any new, additional or different securities the Recipient may become entitled to receive with respect to such Forfeitable Grant Shares by virtue of a stock split or stock dividend or any other change in the corporate or capital structure of the Company.

     The Plan Administrator shall also have the right, should it elect to do so, to require the Recipient to deposit the share certificate for the Forfeitable Grant Shares with the Company or its agent, endorsed in blank or accompanied by a duly executed irrevocable stock power or other instrument of transfer, until such time as the conditions lapse. The Company shall remove the legend with respect to any Forfeitable Grant Shares which become vested, and remit to the Recipient a share certificate evidencing such vested Grant Shares.

                                 ARTICLE VIII

                        NON-CASH PURCHASE CONSIDERATION
                        -------------------------------

8.01 General.  Notwithstanding section 5.06B or section 6.04, if and to the
     -------                   -------------    ------------
     extent expressly permitted in the underlying Stock Option Certificate or Stock Grant Agreement (as the case may be), or if and to the extent otherwise consented to by the Plan Administrator in writing, payment of the Gross Option Exercise Price or the Gross Stock Grant Purchase Price (as the case may be) may be made by one or more of the following non-cash forms of payment in lieu of cash consideration:

     A. Shares of Common Stock owned by the Recipient duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal

         (1) in the case of the exercise of an Option, to the aggregate Gross Option Exercise Price of the Option Shares with respect to which the Option or portion thereof is thereby exercised, or

         (2) in the case of the purchase of Grant Shares, to the Gross Stock Grant Purchase Price;

     B. The surrender or relinquishment of options, warrants or other rights to acquire Common Stock held by the Recipient, with a Fair Market Value on the date of delivery (or date of grant if permitted by the Plan Administrator) equal

         (1) in the case of the exercise of an Option, to the aggregate Gross Option Exercise Price of the Option Shares with respect to which the Option or portion thereof is thereby exercised, or

         (2) in the case of the purchase of Grant Shares, to the Gross Stock Grant Purchase Price;

     C. A reduction in the amount of any Company liability to the Recipient, including any liability attributable to the Recipient's participation in any Company-sponsored deferred compensation program or arrangement;

     D. A full recourse promissory note bearing interest at a rate as shall then preclude the imputation of interest under the Code, and payable upon such terms as may be prescribed by the Plan Administrator. The Plan Administrator shall prescribe the form of such note and the security to be given for such note. Notwithstanding the foregoing, no Option may be exercised by delivery of a promissory note or by a loan from the Company if such loan or other extension of credit is prohibited by law at the time of exercise of this Option or does not comply with the provisions of Regulation G promulgated by the Federal Reserve Board with respect to "margin stock" if the Company and the Recipient are then subject to such Regulation;

     E.  Any combination of the foregoing methods of payment; and/or

     F. Such other good and valuable consideration and method of payment for the issuance of Plan Shares to the extent permitted by Applicable Laws.

                                  ARTICLE IX

                           STOCK APPRECIATION RIGHTS
                           -------------------------

9.01 Grant. The Plan Administrator may from time to time, and subject to the
     -----
     provisions of the Plan and such other terms and conditions as the Plan Administrator may prescribe, in its sole discretion, grant to any Eligible Person the following Stock Appreciation Rights ("SARs"):

     A. in connection with all or any part of an Option granted to such Eligible Person, either concurrently with the grant of such underlying Option or at any time thereafter during the term of such underlying Option (a "Tandem SAR"); or

     B. independently of the grant of any Option to such Eligible Person (an "Independent SAR").

9.02 Terms of SARs. The grant of an SAR shall be evidenced by a written Stock
     -------------
     Appreciation Rights Agreement ("SAR Agreement"), executed by the Recipient and an authorized officer of the Company, stating:

     A. if the SAR is a Tandem SAR, the underlying Option to which the SAR relates;

     B. if the SAR is an Independent SAR, the number of Plan Shares covered by the SAR (the "SAR Shares");

     C.  if the SAR is an Independent SAR, the term of the SAR; and

     D.  all other material terms and conditions of such SAR.

9.03   Tandem SARs. The following provisions apply to each grant of a Tandem
       -----------
       SAR:

       A. The Tandem SAR shall entitle the Recipient to exercise such Tandem SAR by surrendering to the Company unexercised a portion of the underlying Option. The Recipient shall receive in exchange from the Company an amount, payable pursuant to section 9.05, equal to the
                                                  ------------
           excess of (X) the aggregate Fair Market Value on the date of exercise of the Tandem SAR of the Option Shares covered by the surrendered portion of the underlying Option, over (Y) the aggregate Option Price of the Option Shares covered by the surrendered portion of the underlying Option. Notwithstanding the foregoing, the Plan Administrator may place limits on the amount that may be paid upon exercise of a Tandem SAR; provided, however, that such limit shall not restrict the exercisability of the underlying Option;

       B. When a Tandem SAR is exercised, the underlying Option, to the extent surrendered, shall no longer be exercisable;

       C. A Tandem SAR shall be exercisable only when and to the extent that the underlying Option is exercisable, and shall expire no later than the date on which such underlying Option expires; and

       D. A Tandem SAR may only be exercised at a time when the Fair Market Value of the Option Shares covered by the underlying Option exceeds the exercise price of the Option Shares covered by the underlying Option.

9.04   Independent SARs. The following provisions apply to each grant of an
       ----------------
       Independent SAR:

       A. The Independent SAR shall entitle the Recipient, by exercising the Independent SAR, to receive from the Company an amount equal to the excess of (X) the Fair Market Value of the SAR Shares covered by exercised portion of the Independent SAR, as of the date of such exercise, over (Y) the Fair Market Value of the SAR Shares covered by the exercised portion of the Independent SAR, as of the date on which the Independent SAR was granted; provided, however, that the Plan Administrator may place limits on the amount that may be paid upon exercise of a Independent SAR; and

       B. Independent SARs shall be exercisable, in whole or in part, at such times as the Plan Administrator shall specify in the SAR Agreement.

9.05   Form of Payment.  The Company's obligation arising upon the exercise of
       ---------------

       A. Tandem SARs shall be paid in cash (either outright or pursuant to such deferred payment arrangement as the Plan Administrator specifies in the underlying SAR Agreement); and


       B. Independent SARs shall be paid in cash (either outright or pursuant to such deferred payment arrangement as the Plan Administrator specifies in the underlying SAR Agreement) or SAR Shares, or in any combination of cash and SAR Shares, as the Plan Administrator, in its sole discretion, may determine;

       provided, however, the Plan Administrator may, in the case of the exercise of either Tandem SARs or Independent SARS, withhold such amount of cash and, if applicable, SAR Shares, as the Plan Administrator deems necessary to satisfy any applicable Withholding Taxes. SAR Shares issued upon the exercise of an Independent SAR shall be valued at their Fair Market Value as of the date of exercise.

9.06   SAR Term; Expiration.  The term of each SAR shall commence at the grant
       --------------------
       date for such SAR as determined by the Plan Administrator, and shall expire (unless, in the case of a Tandem SAR, an earlier expiration date is expressly provided in the underlying SAR Agreement or another section of the Plan including, without limitation, section 9.08), on the first
                                                  ------------
       business day prior to the ten (10) year anniversary of the date of grant thereof. The Plan Administrator may extend the term of any outstanding SAR should the Plan Administrator, in its sole and absolute discretion, determine it advisable or necessary to do so including, without limitation, in connection with any Termination Of Recipient.

9.07   Exercise Date.  Unless a later exercise date is expressly provided in
       -------------
       the underlying SAR Agreement or another section of the Plan, each SAR shall become exercisable on the later of:
                                       -----

       A.  the date of its grant as determined by the Plan Administrator; or

       B. the date of delivery to the Recipient, and execution by the Company and the Recipient, of the underlying SAR Agreement evidencing the grant of the SAR.

       No SAR shall be exercisable after the expiration of its applicable term as set forth in section 9.06. Subject to the foregoing, each SAR shall be
                       ------------
       exercisable in whole or in part during its applicable term unless expressly provided otherwise in the underlying SAR Agreement.

9.08   Vesting Conditions.  Subject to the limitations in Article X relating
       ------------------                                 ---------
       to Termination Of Recipient, the Plan Administrator may subject any SARs granted to such vesting conditions (in addition, in the case of any Tandem SARs, to such vesting conditions as are specified in the underlying Option) as the Plan Administrator, in its sole discretion, determines are appropriate and necessary, such as, by way of example and not obligation:

       A.  the attainment of goals by the Recipient;

       B. in the case of a Recipient who is an Employee, the continued provision of employment services by such Recipient to the Company and/or to any Parent or Subsidiary;

       C. in the case of a Recipient who is a Director, the continued service by such Recipient as a Director to the Company and/or to any Parent or Subsidiary; or

       D. in the case of a Recipient who is a Consultant, the continued provision of consulting services by such Recipient to the Company and/or to any Parent or Subsidiary.

     Where vesting conditions are based upon continued performance of services to the Company, the special rules of Article X relating to Termination Of
                                          ---------
     Recipient shall apply. If no vesting is expressly provided in the underlying SAR Agreement, the SAR shall be deemed fully vested upon date of grant (subject, in the case of any Tandem SAR, to such vesting conditions as are specified under the underlying Option). The Plan Administrator may waive the acceleration of any vesting and/or expiration provision of any outstanding SAR should the Plan Administrator, in its sole and absolute discretion, determine it advisable or necessary to do so including, without limitation, in connection with any Termination Of Recipient.

9.09   Manner of Exercise.  An exercisable SAR, or any exercisable portion
       ------------------
       thereof, may be exercised solely by delivery to the Secretary of the Company at its principal executive offices prior to the time when such SAR (or such portion) becomes unexercisable under this Article IX of each
                                                              ----------
       of the following:

       A. a Notice of Exercise of the SAR in the form attached to the underlying SAR Agreement, duly signed by the Recipient or other Person then entitled to exercise the SAR or portion thereof, stating the number of Option Shares (in the case of a Tandem SAR) or SAR Shares (in the case of an Independent SAR) to be exercised;

       B. a Consent of Spouse from the spouse of the Recipient, if any, duly signed by such spouse;

       C. in the event that the SAR or portion thereof shall be exercised by any Person other than the Recipient, appropriate proof of the right of such person or persons to exercise the SAR or portion thereof; and

       D. such documents, representations and undertakings as provided in the SAR Agreement and/or which the Plan Administrator, in its absolute discretion, deems necessary or advisable pursuant to section 13.01.
                                                                -------------

9.10   Conditions to Issuance of SAR Shares. The Company shall not be required
       ------------------------------------
       to issue or deliver any certificate or certificates representing the SAR Shares purchased upon exercise of any Independent SAR or any portion thereof prior to fulfillment of all of the following conditions:

       A.  the delivery of the documents described in section 9.09;
                                                      ------------

       B. the receipt by the Company of full payment in satisfaction of any applicable Withholding Taxes;

       C.  subject to 0, the satisfaction of any requirements or conditions of
                      -
           the Applicable Laws; and

       D. the lapse of such reasonable period of time following the exercise of the Independent SAR as the Plan Administrator may establish from time to-time for administrative convenience.

                                   ARTICLE X

                    SPECIAL RULES FOR VESTING OR FORFEITURE

             CONDITIONS BASED ON CONTINUED PERFORMANCE OF SERVICES
             -----------------------------------------------------

10.01  Lapse of Unvested Options, Unvested SARs, and Forfeitable Grant Shares.
       ----------------------------------------------------------------------
       Where vesting conditions are imposed upon Options or SARs, or forfeiture conditions are imposed upon Forfeitable Grant Shares, and such conditions are based upon continued performance of services to the Company, then, in the event of Termination Of Recipient:

       A.  in the case of unvested Options, the prospective right to purchase
                          --------
           unvested Option Shares shall immediately lapse upon such termination
           --------
           if not exercised prior thereto;

       B.  in the case of unvested SARs, the prospective right to exercise the
                          --------
           unvested portion of such SARs shall immediately lapse upon such
           --------
           termination if not exercised prior thereto; and

       C.  in the case of unvested Forfeitable Grant Shares, all such unvested
                          --------
           Forfeitable Grant Shares shall be immediately forfeited upon such termination unless such forfeiture is expressly waived in writing by the Company;

       provided, however, in each of the foregoing cases, the Plan Administrator may, but without any obligation to do so, provide in the underlying Award Agreement that such unvested Options, SARs or Forfeitable Grant Shares shall immediately vest upon the occurrence of one or more of the
             ----------------
       following events as selected by the Plan Administration in its sole and absolute discretion:

       D. in the event of Termination of Recipient where such termination is made by the Recipient and constitutes Termination By Recipient For Good Reason;

       E. in the event of Termination of Recipient where such termination is made by the Company but does not constitute Termination By Company For Cause; and/or

       F. in the event of Termination of Recipient due to his or her death or Disability.

10.02  Immediate Vesting of Unvested Options, Unvested SARs, and Forfeitable
       ---------------------------------------------------------------------
       Grant Shares Upon Specified Events. The Plan Administrator may, but
       ----------------------------------
       without any obligation to do so, provide in the underlying Award Agreement that unvested Options, SARs or Forfeitable Grant Shares shall immediately vest upon the occurrence of one or more of the following
       ----------------
       events as selected by the Plan Administration in its sole and absolute discretion:

       A.  in the event of a Change In Control; and/or

       B.  in the event of an Approved Corporate Transaction.

10.03  Acceleration of Expiration Date - Vested Options and SARs.  Where
       ---------------------------------------------------------
       vesting conditions are imposed upon Options or SARs, and such conditions are based upon continued performance of services to the Company, then, in the event of Termination Of Recipient, unless otherwise expressly waived or extended by the underlying Award Agreement, the following rules shall apply:

       A.  The expiration date for vested Options and vested SARs shall be
               ---------- ----     ------
           accelerated to thirty (30) days after the effective date of Termination Of Recipient; provided, however, the Plan Administrator may, but without any obligation to do so, provide in the underlying Award Agreement that the expiration date for vested Options or vested
                                                        ------            ------
           SARs shall not be accelerated in any event, or be accelerated to a date later than said thirty (30) days after the effective date of Termination Of Recipient, in any of the following events as selected by the Plan Administration in its sole and absolute discretion:

           (1) in the event of Termination of Recipient where such termination is made by the Recipient and constitutes Termination By Recipient For Good Reason;

           (2) in the event of Termination of Recipient where such termination is made by the Company but does not constitute Termination By Company For Cause; and/or

           (3) in the event of Termination of Recipient due to his or her death or Disability.

       B.  The expiration date for unvested Options and unvested SARs (insofar
               ---------- ----     --------             --------
           as they do not become immediately vested pursuant to section 10.02))
                                                                --------------
           shall be upon Termination Of Recipient if
           earlier than the expiration date specified in section 5.03 in the
                                                         ------------
           case of an Option and section 9.06 in the case of an SAR.
                                 ------------

                                  ARTICLE XI

                        ASSIGNABILITY OF CERTAIN AWARDS
                        -------------------------------

11.01  Exercise of Options and SARs. Options and SARs (whether vested or
       -------------------
       unvested) may be exercised only by the original Recipient thereof or, to the extent a Transfer is permitted pursuant to section 11.02 and/or
                                                      -------------
       section 11.03 below, by a permitted transferee of such Options or SARs.
       -------------

11.02  Transfer of Options, SARs and Unvested Forfeitable Grant Shares.   Except
       ---------------------------------------------------------------
       as provided in section 11.03 below, neither Options and SARs (whether
                      -------------
       vested or unvested), nor unvested Forfeitable Grant Shares, may be
                                --------
       Transferred by a Recipient, including upon the Death of a Recipient and/or pursuant to a Qualified Domestic Relations Order as defined by
       Section 414(p) of the Code, unless
                                   ------

       A. such Transfer is expressly permitted in the underlying Award Agreement, or

       B. the Plan Administrator, in its sole and absolute discretion, otherwise consents to such Transfer in writing; provided, however, anything in the preceding sentence to the contrary notwithstanding, the following Options may not in any circumstances be Transferred:

           (1) Incentive Options, except to the extent such Transfer (if otherwise permitted under the terms of the Stock Option Certificate or by the Plan Administrator) will not violate
               Section 422(b)(5) of the Code (i.e., any Transfer {including Transfers pursuant to Qualified Domestic Relations Orders} other than Transfers to a deceased Recipient's successors pursuant to will or the laws of descent or distribution by reason of the death of the Recipient );

           (2) Options registered under the Securities Act with the Commission on Form S-8; and/or

           (3) Options granted pursuant to any other exemption from registration or qualification to be relied upon by the Company under applicable Securities Laws which prohibits such assignment.

11.03  Death of Recipient.   Upon the death of the Recipient (if the Recipient
       ------------------
       is a natural Person, vested Options, vested SARs and unvested Forfeitable
                            ------          ------          --------
       Grant Shares may, if such Transfer is expressly permitted in the underlying Award Agreement, or if the Plan Administrator, in its sole and absolute discretion, otherwise consents to such Transfer in writing, be Transferred to such Persons who are the deceased Recipient's successors pursuant to will or the laws of descent or distribution by reason of the death of the Recipient (the "Recipient's Successors") and, in the case of vested Options, and vested SARs, may thereafter be exercised by the
       ------              ------
       Recipient's Successors. Options, SARs and unvested Forfeitable Grant
                                                 --------
       Shares so Transferred shall not be further Transferred by the Recipient's Successors except to the extent the original Recipient of such Options, SARs and unvested Forfeitable Grant Shares would have been permitted to
                --------
       Transfer such Options and SARs pursuant to section 11.02.
                                                  -------------

11.04  Effect of Prohibited Transfer or Exercise.  Any Transfer or exercise of
       -----------------------------------------
       any Option or SAR or unvested Forfeitable Grant Share so Transferred in
                            --------
       violation of this Article XI shall be null and void ab initio and of no
                         ----------
       further force and effect.

11.05  Application to Vested Grant Shares.  Under no circumstances shall the
       ----------------------------------
       prohibition against Transfer contained in this Article XI be construed to
                                                      ----------
       apply to vested Grant Shares.
                ------

                                  ARTICLE XII

              NO STOCKHOLDER RIGHTS FOR HOLDERS OF OPTIONS OR SARs
              ----------------------------------------------------

12.01  General.  The Recipient of any Option or SAR (whether vested or
       -------
       unvested) shall not be, nor shall such Recipient have any of the rights or privileges of, a stockholder of the Company with respect to the Option Shares underlying the Option or SAR Shares underlying the SAR including, by way of example and not limitation, the right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders, or to receive dividends, distributions, subscription rights or otherwise, unless and until all conditions for exercise of the Option or SARs shall be satisfied, and the Option or SAR duly exercised and underlying Option Shares or SAR Shares duly issued and delivered, at which time the Recipient shall become a stockholder of the Company with respect to such issued Option Shares or SAR Shares and, in such capacity, shall thereafter be fully entitled to receive dividends (if any are declared and paid), to vote, and to exercise all other rights of a stockholder with respect to such issued Option Shares or SAR Shares.

                                 ARTICLE XIII

                   COMPLIANCE WITH APPLICABLE SECURITIES LAWS
                   ------------------------------------------

13.01  Registration or Exemption from Registration.     Unless expressly
       -------------------------------------------
       stipulated in the underlying Award Agreement, in no event shall the Company be required at any time to register any securities issued under or derivative from the Plan, including any Option, Option Shares, Grant Shares or SAR Shares awarded or granted hereunder (collectively, the "Plan Securities"), under the Securities Act (including, without limitation, as part of any primary or secondary offering, or pursuant to Form S-8) or to register or qualify the Plan Securities under any applicable Securities Laws. In the event the Company does not register or qualify the Plan Securities, the Plan Securities shall be issued in reliance upon such exemptions from registration or qualification under the applicable Securities Laws that the Company and its legal counsel, in their sole discretion, shall determine to be appropriate and necessary with respect to any particular offer or sale of securities under the Plan including, without limitation:

       A. In the case of applicable federal Securities Laws, any of the following if available:

           (1) Section 3(a)(11) of the Securities Act for intrastate offerings and Rule 147 promulgated thereto;

           (2) Section 3(b) of the Securities Act for limited offerings and Rule 701 promulgated thereto and/or Rules 504 and/or 505 of Regulation D promulgated thereto, and/or

           (3) Section 4(2) of the Securities Act for private offerings and Rule 506 of Regulation D promulgated thereto; and

           (4) In the case of applicable Blue Sky Laws and/or Provincial Securities Laws (as may be applicable), the requirements of any applicable exemptions from registration or qualification afforded by such Blue Sky Laws and/or Provincial Securities Laws.

13.02  Failure or Inability to Obtain Regulatory Consents or Approvals.  In
       ---------------------------------------------------------------
       the event the Company is unable to obtain, without undue burden or expense, such consents or approvals that may be required from any applicable regulatory authority (or may be deemed reasonably necessary or advisable by legal counsel for the Company) with respect to the applicable exemptions from registration or qualification under the applicable Securities Laws which the Company is reasonably relying upon, the Company shall have no obligation under this Agreement to issue or sell the Plan Securities until such time as such consents or approvals may be reasonably obtained without undue burden or expense, and the Company shall be relieved of all liability therefor; provided, however, the Company shall, if requested by the Recipient, rescind the Recipient's investment decisions and return all funds or payments made by the Recipient to the Company should the Company fail to obtain such consents or approvals within a reasonable time after the Recipient tenders such funds or property to the Company.

13.03  Provision of Other Documents, Including Recipient's Representative's
       --------------------------------------------------------------------
       Letter. If requested by the Company, the Recipient shall provide such
       ------
       further representations or documents as the Company or its legal counsel, in their reasonable discretion, deem necessary or advisable in order to effect compliance with the conditions of any and all of the aforesaid exemptions from registration or qualification under the applicable Securities Laws which the Company is relying upon, or with all applicable rules and regulations of any applicable securities exchanges or Nasdaq. If required by the Company, the Recipient shall provide a Recipient's Representative's Letter from a purchaser representative with credentials reasonably acceptable to the Company to the effect that such purchaser representative has reviewed the Recipient's proposed investment in the Plan Securities and has determined that an investment in the Plan
       Securities:

       A.  is appropriate in light of the Recipient's financial circumstances,

       B. that the purchaser representative and, if applicable, the Recipient, have such knowledge and experience in financial and business matters that such persons are capable of evaluating the merits and risks of an investment in the Plan Securities, and

       C. that the purchaser representative and, if applicable, the Recipient, have such business or financial experience to be reasonably assumed to have the capacity to protect the Recipient's interests in connection with the purchase of the Plan Securities.

13.04  Legend on Plan Shares.  In the event the Company delivers unregistered
       ---------------------
       Plan Shares, the Company reserves the right to place the following legend or such other legend as it deems necessary on the share certificate or certificates to comply with the applicable Securities Laws being relied upon by the Company.

          The securities represented by this certificate have not been (1) registered under the United States Securities Act of 1933, as amended (the "Securities Act"), in reliance upon an exemption from registration afforded by such act including, without limitation, Rule 701 to Section 3(b) of the Securities Act, or (2) registered under the securities laws of any state or territory of the United States or Province of Canada which may be applicable, in reliance upon an exemption from registration afforded by such state, territorial and/or provincial securities laws. These securities have been acquired for the holder's own account for investment purposes and not with a view for resale or distribution. These securities may not be sold or transferred unless (A) they have been registered under the Securities Act as well as under the securities laws of any state or territory of the United States as may then be applicable, or (B) the transfer agent (or the Company if then acting as its transfer agent) is presented with either a written opinion satisfactory to counsel for the company or a no-action or interpretive letter from the United States Securities And Exchange Commission and any applicable state, territorial and/or provincial securities regulatory agency to the effect that such registration is not required under the circumstances of such sale or transfer.

                                  ARTICLE XIV

                        REPORTS TO RECIPIENTS OF AWARDS
                        -------------------------------

14.01  Financial Statements.  The Company shall provide each Recipient with
       --------------------
       the Company's financial statements, in the form generally distributed to its stockholders, at least annually.

14.02  Incentive Stock Option Reports.  The Company shall provide, with
       ------------------------------
       respect to each holder of an Incentive Option who has exercised such Incentive Option, on or before January 31st of the year following the year of exercise of such Incentive Option, a statement containing the following information:

       A.  the Company's name, address, and taxpayer identification number;

       B. the name, address, and taxpayer identification number of the Person to whom Option Shares were issued by the Company upon exercise of the Incentive Option;

       C.  the date the Incentive Option was granted;

       D. the date the Option Shares underlying the Incentive Option were issued pursuant to the exercise of the Incentive Option;

       E.  the Fair Market Value of the Option Shares on date of exercise;

       F. the number of Option Shares issued upon exercise of the Incentive Option;

       G.  a statement that the Incentive Option was an incentive stock option;
           and

       H.  the total cost of the Option Shares.

                                  ARTICLE XV

                                  ADJUSTMENTS
                                  -----------

15.01  Common Stock Recapitalization or Reclassification; Combination or Reverse
       -------------------------------------------------------------------------
       Stock Split; Forward Stock Split.
       --------------------------------

       A.  If:

           (1) outstanding shares of Common Stock are subdivided into a greater number of shares by reason of recapitalization or reclassification, or

           (2) a dividend in Common Stock shall be paid or distributed in respect of the Common Stock,

           then the number of Plan Shares, if any, available for issuance under the Plan, and the Option Price of any outstanding Options in effect immediately prior to such subdivision or at the record date of such dividend shall, simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend, be proportionately increased and reduced, respectively.

       B. If outstanding shares of Common Stock are combined into a lesser number of shares by reason of a combination or reverse stock split, then the number of Plan Shares, if any, available for issuance under the Plan, and the Option Price of any outstanding Option in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately reduced and increased, respectively.

15.02  Consolidation or Merger; Exchange of Securities; Divisive Reorganization;
       -------------------------------------------------------------------------
       Other Reorganization or Reclassification.  In case of:
       ----------------------------------------

       A. the consolidation, merger, combination or exchange of shares of capital stock with another entity,

       B. the divisive reorganization of the Company (i.e., split-up, spin-off or split-off), or

       C. any capital reorganization or any reclassification of Common Stock (other than a recapitalization or reclassification described above in section 15.01), then
           -------------


       each Recipient shall thereafter be entitled upon exercise of the Option to purchase the kind and number of shares of capital stock or other securities or property of the Company (or its successor{s}) receivable upon such event by a Recipient of the number of Option Shares which such Option entitles the Recipient to purchase from the Company immediately prior to such event. In every such case, the Company may appropriately adjust the number of Option Shares which may be issued under the Plan, the number of Option Shares subject to Options theretofore granted under the Plan, the Option Price of Options theretofore granted under the Plan, and any and all other matters deemed appropriate by the Plan Administrator.

15.03  Adjustments Determined in Sole Discretion of Board.  All adjustments
       --------------------------------------------------
       to be made pursuant to the foregoing subsections shall be made in such manner as the Plan Administrator shall deem equitable and appropriate, the determination of the Plan Administrator shall be final, binding and conclusive.

15.04  No Other Rights to Recipient.  Except as expressly provided in this
       ----------------------------
       Article XV:
       ----------

       A. the Recipient shall have no rights by reason of any subdivision or consolidation of shares of capital stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, and

       B. the dissolution, liquidation, merger, consolidation or divisive reorganization or sale of assets or stock to another corporation (including any Approved Corporate Transactions), or any issue by the Company of shares of capital stock of any class, or warrants or options or rights to purchase securities (including securities convertible into shares of capital stock of any class), shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of, or the Option Price for, the Option Shares.

       The grant of an Award pursuant to the Plan shall not in any way affect or impede the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

                                 ARTICLE XVI

             APPROVED CORPORATE TRANSACTIONS -- AFFECT ON OPTIONS
             ----------------------------------------------------

16.01  General.  Notwithstanding Article XV above, in the event of the
       -------                    ----------
       occurrence of any Approved Corporate Transaction, or in the event of any change in applicable laws, regulations or accounting principles, the Plan Administrator in its discretion is hereby authorized to take any one or more of the following actions whenever the Plan Administrator determines that such action is appropriate in order to facilitate such Approved Corporate Transactions or to give effect to changes in laws, regulations or principles:

       A.  Purchase or Replacement of Option. In its sole and absolute
           ---------------------------------
           discretion, and on such terms and conditions as it deems appropriate, the Plan Administrator may provide, either by the terms of the underlying Award Agreement or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Recipient's request, for any one or combination of the following:

           (1) the purchase of any such Option for an amount of cash equal to the amount that could have been attained upon the exercise of such Option, or realization of the Recipient's rights had such Option been currently exercisable or payable or fully vested; and/or

           (2) the replacement of such Option with other rights or property (which may or may not be securities) selected by the Plan Administrator in its sole discretion.

       B.  Acceleration of Vesting and Exercise.  In its sole and absolute
           ------------------------------------
           discretion, and on such terms and conditions as it deems appropriate, the Plan Administrator may provide, either by the terms of the underlying Award Agreement or by action taken prior to the occurrence of such transaction or event, that such Option may not be exercised after the occurrence of such event; provided, however, the Recipient must be given the opportunity, for a specified period of time prior to the consummation of such transaction, to exercise the Option as to all Option Shares (i.e., both fully vested and unvested) covered thereby.

       C.  Assumption or Substitution. In its sole and absolute discretion, and
           --------------------------
           on such terms and conditions as it deems appropriate, the Plan Administrator may provide, either by the terms of the underlying Award Agreement or by action taken prior to the occurrence of such transaction or event, that such Option be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options covering the capital stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices.

                                 ARTICLE XVII

                    CERTAIN TRANSACTIONS WITHOUT CHANGE IN
                  BENEFICIAL OWNERSHIP --  AFFECT ON OPTIONS
                  ------------------------------------------

17.01  General.  Notwithstanding Article XV above, in the event of a
       -------                   ----------
       transaction whose principal purpose is to change the State in which the Company is incorporated, or to form a holding company, or to effect a similar reorganization as to form of entity without change of beneficial ownership, including, without limitation, through:

       A. a merger or consolidation or stock exchange or divisive reorganization (i.e., spin-off, split-off or split-up) or other reorganization with respect to the Company and/or its stockholders, or

       B. the sale, transfer, exchange or other disposition by the Company of its assets in a single or series of related transactions, then the Plan Administrator may provide, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the underlying Award Agreement or by action taken prior to the occurrence of such transaction or event, that such Option shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options covering the capital stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices.

                                 ARTICLE XVIII

                               DRAG-ALONG RIGHTS
                               -----------------

18.01  General.  In the event the Board and, to the extent required by law,
       -------
       the stockholders of the Company, approve the sale, transfer, exchange or other disposition of fifty percent (50%) or more of the capital stock of the Company in a single or series of related transactions (an "Approved Stock Sale Transaction"), the Company shall have the right (the "Drag-Along Right") to require the Recipient and/or his, her or its permitted successors, to sell, transfer, exchange or otherwise dispose of any Plan Shares held by such Persons as part of such Approved Stock Sale Transaction, notwithstanding that such Persons did not approve of such Approved Stock Sale Transaction and/or did not otherwise consent to the sale, transfer, exchange or other disposition of their Plan Shares in accordance with the terms of such Approved Stock Sale Transaction; provided, however, in the event less than all of the shares of Common Stock are to be sold, transferred, exchanged or otherwise disposed as part of the Approved Stock Sale Transaction, the Recipient and/or his, her or its permitted successors will not be required to sell, transfer, exchange or otherwise dispose of a number of Plan Shares which exceeds the aggregate number of Plan Shares held by such Person multiplied by a fraction, the numerator of which is the number of Plan Shares held by such Persons and the denominator of which is the total number of share of Common Stock then issued and outstanding.

18.02  Legend on Shares.  To facilitate compliance with the terms of this
       ----------------
       Article XVIII, the Company shall have the right to place the following
       -------------
       legend on the certificates representing the Plan Shares:

          "The securities represented by this certificate are subject to certain drag-along rights set forth in full in that certain 1999 Clean Energy Technologies, Inc. stock plan dated March 5, 1999, as it may be amended or restated from time to time, a copy of which may be inspected by authorized persons at the principal office of the company, and all the provisions of which are incorporated by reference in this certificate."

18.03  Escrow; Irrevocable Power Of Attorney.  For purposes of facilitating
       -------------------------------------
       the obligation to transfer set forth in this Article XVIII, the Company,
                                                    -------------
       in its sole discretion, may require each Recipient and/or his, her or its permitted successors, at the Company's cost, to deliver the share certificate(s) representing the Plan Shares held by such Recipient and/or his, her or its permitted successors (the "Stock Certificate") with a stock power executed by such Recipient and/or his, her or its permitted successors in blank, to the Secretary of the Company or the Company's designee, to hold the Stock Certificate and stock power in escrow and to take all such actions and to effectuate all such transfers or releases as are in accordance with the terms of this Article XVIII. The Stock
                                                -------------
       Certificate may be held in escrow so long as the Plan Shares represented by the Stock Certificate are subject to the terms of this Article XVIII.
                                                                 -------------
       The Recipient and/or his, her or its permitted successors each hereby irrevocably constitutes and appoints the Secretary of the Company, with full power of substitution, as the true and lawful attorney to act as escrow holder for such Persons under this Article XVIII, and any
                                                 -------------
       amendments to it. The power of attorney hereby granted is irrevocable and shall be deemed to be coupled with an interest, and it shall survive death, disability, dissolution or termination of the Recipient and/or his, her or its permitted successors. The escrow holder will not be liable to any party for any act or omission unless the escrow holder is grossly negligent in performing such act or omission. The escrow holder may rely upon any letter, notice or other document executed by any signature purported to be genuine.

                                  ARTICLE XIX

                                MARKET STANDOFF
                                ---------------

19.01  General.   To the extent requested by Company and any underwriter of
       -------
       securities of the Company in connection with a firm commitment underwriting, no holder of any Plan Shares will Transfer any such shares not included in such underwriting, or not previously registered pursuant to a registration statement filed under the Securities Act, during the period requested by the Company and the underwriter following the effective date of the registration statement filed with the Commission.

                                  ARTICLE XX

         AMENDMENT AND DISCONTINUATION OF PLAN; MODIFICATION OF AWARDS
         -------------------------------------------------------------

20.01  Amendment, Modification or Termination of Plan.  The Board may amend
       ----------------------------------------------
       or modify the Plan or suspend or discontinue the Plan at any time or from time-to-time; provided, however:

       A. no such action may adversely alter or impair any Award previously granted under the Plan without the consent of each Recipient affected thereby, and

       B. no action of the Board will cause Incentive Options granted under the Plan not to comply with Section 422 of the Code unless the Board specifically declares such action to be made for that purpose.

20.02  Modification of Terms of Outstanding Options.  Subject to the terms
       --------------------------------------------
       and conditions and within the limitations of the Plan, the Plan Administrator may modify the terms and conditions of any outstanding Options granted under the Plan, including extending the expiration date of such Options or renewing such Options or repricing such options or modifying any vesting conditions (but only, in the case of Incentive Options, to the extent permitted under Section 422 of the Code), or accept the surrender of outstanding Options (to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised); provided, however, no modification of any outstanding Option may, without the consent of the Recipient affected thereby, adversely alter or impair such Recipients rights under such Option.

20.03  Modification of Vesting Conditions Placed on Forfeitable Grant Shares.
       ---------------------------------------------------------------------
       Subject to the terms and conditions and within the limitations of the Plan, including vesting conditions, the Plan Administrator may modify the terms and conditions placed upon the grant of any Forfeitable Grant Shares; provided, however, no modification of any conditions placed upon Forfeitable Grant Shares may, without the consent of the Recipient thereof, adversely alter or impair such Recipient's rights with respect to such Forfeitable Grant Shares.

20.04  Compliance with Laws.  The Plan Administrator may, at any time or from
       --------------------
       time-to-time, without receiving further consideration from, or paying any consideration to, any Person who may become entitled to receive or who has received the grant of an Award hereunder, modify or amend Awards granted under the Plan as required to:

       A. comport with changes in securities, tax or other laws or rules, regulations or regulatory interpretations thereof applicable to the Plan or Awards thereunder or to comply with the rules or requirements of any stock exchange or Nasdaq and/or

       B. ensure that the Plan is and remains exempt from the application of any participation, vesting, benefit accrual, funding, fiduciary, reporting, disclosure, administration or enforcement requirement of either the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the corresponding provisions of the Internal Revenue Code of 1986, as amended (Subchapter D of Title A, Chapter 1 of the Code {encompassing Sections 400 to 420 of the Code}).

                               ARTICLE XXI  DAY

                                 MISCELLANEOUS
                                 -------------

21.01  Performance on Business Day.  In the event the date on which a party
       ---------------------------
       to the Plan is required to take any action under the terms of the Plan is not a business day, the action shall, unless otherwise provided herein, be deemed to be required to be taken on the next succeeding business day.

21.02  Employment Status.  In no event shall the granting of an Award be
       -----------------
       construed to:

       A. grant a continued right of employment to a Recipient if such Person is employed by the Company and/or by the Parent and/or any Subsidiary, or

       B. affect, restrict or interfere with in any way any right the Company and/or Parent and/or any Subsidiary may have to terminate or otherwise discharge the employment and/or engagement of such Person, at any time, with or without cause, except to the extent that such Person and the Company and/or Parent and/or any Subsidiary may have otherwise expressly agreed in writing.

       Unless otherwise expressly agreed in writing, the application and/or construction of the terms Termination By Company For Cause, Termination By Recipient For Good Reason and Termination Of Recipient are solely intended for, and shall be limited to, the operation of the vesting and expiration provisions of Awards granted under this Plan, and governing Award Agreements, and not for any other purpose.

21.03  Non-Liability For Debts; Restrictions Against Transfer.  No Options
       ------------------------------------------------------
       or unvested Forfeitable Grant Shares granted hereunder, or any part
          --------
       thereof,

       A. shall be liable for the debts, contracts, or engagements of a Recipient, or such Recipient's successors in interest as permitted under this Plan, or

       B. shall be subject to disposition by transfer, alienation, or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, levy, attachment, garnishment, or any other legal or equitable proceeding (including bankruptcy), and any attempted disposition thereof shall be null and void ab initio and of no further force and effect.

21.04  Relationship Of Plan To Other Options And Compensation Plans.  The
       ------------------------------------------------------------
       adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company or any Parent or Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company to:

       A. establish any other forms of incentives or compensation for Employees and/or Directors of the Company and/or of any Parent and/or any Subsidiary and/or to any Consultants to the Company and/or to any Parent and/or any Subsidiary; or

       B. to grant options to purchase shares of Common Stock or to award shares of Common Stock or grant any other securities or rights otherwise under this Plan in connection with any proper corporate purpose including but not by way of limitation, in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, firm or association.

21.05  Severability.  If any term or provision of this Plan or the
       ------------
       application thereof to any person or circumstance shall, to any extent, be determined to be invalid, illegal or unenforceable under present or future laws, then, and in that event:

       A. the performance of the offending term or provision (but only to the extent its application is invalid, illegal or unenforceable) shall be excused as if it had never been incorporated into this Plan, and, in lieu of such excused provision, there shall be added a provision as similar in terms and amount to such excused provision as may be possible and be legal, valid and enforceable; and

       B. the remaining part of this Plan (including the application of the offending term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable) shall not be affected thereby, and shall continue in full force and effect to the fullest extent provided by law.

21.06  Headings; References; Incorporation; Gender; Statutory References.
       -----------------------------------------------------------------
       The headings used in this Plan are for convenience and reference purposes only, and shall not be used in construing or interpreting the scope or intent of this Plan or any provision hereof. References to this Plan shall include all amendments or renewals thereof. All cross-references in this Plan, unless specifically directed to another agreement or document, shall be construed only to refer to provisions within this Plan, and shall not be construed to be referenced to the overall transaction or to any other agreement or document. Any Exhibit referenced in Plan shall be construed to be incorporated in this Plan by such reference. As used in this Plan, each gender shall be deemed to include the other gender, including neutral genders appropriate for entities, if applicable, and the singular shall be deemed to include the plural, and vice versa, as the context requires. Any reference to statutes or laws will include all amendments, modifications, or replacements of the specific sections and provisions concerned.

21.07  Applicable Law.  This Plan and the rights and remedies of each party
       --------------
       arising out of or relating to this Plan (including, without limitation, equitable remedies) shall (with the exception of the Securities Laws) be solely governed by, interpreted under, and construed and enforced in accordance with the laws (without regard to the conflicts of law principles) of the State of Delaware, as if this Plan were made, and as if its obligations are to be performed, wholly within the State of Delaware.